Exhibit 1.1

EXECUTION VERSION

15,000,000 Common Shares

KOSMOS ENERGY LTD.

UNDERWRITING AGREEMENT

October 6, 2014

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Dear Sirs:

1.                                                Introductory.  The shareholders listed on Schedule A hereto (the “Selling Shareholders”) agree, severally, to sell to the several underwriters named in Schedule B hereto (the “Underwriters”), 15,000,000 common shares, par value $0.01 per share (the “Securities”), of Kosmos Energy Ltd., a Bermuda exempted company (the “Company”) (such Securities are hereinafter referred to as the “Firm Securities”), and also agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,250,000 additional outstanding common shares (“Optional Securities”) of the Company’s Securities, as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. In the event only one underwriter is listed in Schedule B hereto, any references in this Agreement to the “Underwriters” shall be deemed to refer to the sole underwriter in the singular form listed in such Schedule B.

2.                                                Representations and Warranties of the Company and the Selling Shareholders.  (a) The Company represents and warrants to, and agrees with, the several Underwriters and each of the Selling Shareholders that:

(i)                                                        Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-182280) covering the registration of the Offered Securities under the Act, including a related prospectus or prospectuses, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information”, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information”, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means the time immediately prior to the confirmation of the sale of shares by the underwriter.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public

Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus related to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)                                                     Compliance with Securities Act Requirements.  (A) (1) At the time the Registration Statement initially became effective, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (3) at the Effective Time relating to the Offered Securities and (4) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, (B) (1) on its date, (2) at the time of filing of the Final Prospectus pursuant to Rule 424(b), and (3) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)                                                  Automatic Shelf Registration Statement.

(A)                               Well-Known Seasoned Issuer Status.  (1) At the time of initial filing of the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(B)                               Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405.  If immediately prior to the Renewal Deadline, any of the Offered Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriters.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriters, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(C)                               Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Underwriters of such effectiveness.  The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(D)                               Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(iv)                                                 Ineligible Issuer Status.  (A) At the earliest time after the filing of the Registration Statement that an offering participant made a bona fide offer

(within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (B) on the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v)                                                    General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, the preliminary prospectus supplement, dated October 6, 2014, including the base prospectus, dated June 22, 2012 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement, which supplements or amends the preliminary prospectus supplement, to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi)                                                 Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vii)                                              Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing as a foreign corporation would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(viii)                                           Subsidiaries.  Each subsidiary of the Company has been duly incorporated, formed or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding shares of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the shares of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than pledges of such shares in connection with the Company’s commercial debt facility or revolving credit facility.

(ix)                                                 Offered Securities.  The Offered Securities and all other outstanding shares in the capital of the Company have been duly authorized; the authorized share capital of the Company is as set forth in the General Disclosure Package; all issued and outstanding shares of the Company are validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the issued and outstanding shares of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(x)                                                    No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi)                                                 Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(xii)                                              Listing.  The Offered Securities have been listed on The New York Stock Exchange.

(xiii)                                           Absence of Further Requirements.  No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (a) such as have been obtained or made and such as may be required under state securities laws or (b) as may be required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xiv)                                          Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have (i) legal, valid and defensible title to the interests in the oil and natural gas properties described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (ii) good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or currently proposed to be made thereof by them in each case, other than pledges, mortgages, charges or liens under, or otherwise pursuant to, the Company’s commercial debt facility, revolving credit facility or letter of credit facility.

(xv)                                             Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the offering and sale of the Offered Securities will not, result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bye-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; except, in the case of clauses (ii) and (iii), where any such breach, violation or default would not, individually or in the aggregate, result in a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)                                          Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective memorandum of association, charter or bye-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvii)                                       Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xviii)                                    Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and except as disclosed in the General Disclosure Package, have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect.

(xix)                                          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could, individually or in the aggregate, result in a Material Adverse Effect.

(xx)                                             Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect.

(xxi)                                          Environmental Laws.  Except as disclosed in the General Disclosure Package, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of hazardous substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to hazardous substances, or to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site or any formerly owned or occupied real property, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) - (vi) such as would not, individually or in the aggregate, result in a Material Adverse Effect; (b) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would, individually or in the aggregate, result in a Material Adverse Effect; (c) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law that would, individually or in the aggregate, result in a Material Adverse Effect; (d) the Company has evaluated the effects, including associated costs and liabilities, of

Environmental Laws on the business, properties and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, result in a Material Adverse Effect; and (e) neither the Company nor any of its subsidiaries is subject to any pending proceeding under Environmental Laws, and no such proceeding is known by the Company to be contemplated, to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.  For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxii)                                       Accurate Disclosure.  The statements in (A) the General Disclosure Package and the Final Prospectus under the heading “Certain Tax Considerations” and (B) the Company’s annual report on Form 10-K for the year ended December 31, 2013 under the headings “Business—Environmental Matters” and “Business—Other Regulation in the Oil and Gas Industry” and (C) the Company’s proxy statement for its 2014 annual meeting under the heading “Certain Relationships and Related Party Transactions”, in each case, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, and subject to the assumptions, conditions and limitations set forth therein, are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiii)                                    Absence of Manipulation.  The Company has not, and its subsidiaries has not, either alone or with one or more other persons, taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxiv)                                   Statistical and Market-Related Data.  Any third-party statistical and market-related data included in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxv)                                      Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the

Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences , (v) unauthorized acquisitions, use or dispositions of the Company’s assets that could have a material effect on the consolidated financial statements are prevented or timely detected and (vi) the interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement is materially accurate in all respects.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would, individually or in the aggregate, result in a Material Adverse Effect.

(xxvi)                                   Absence of Accounting Issues.  No member of the Audit Committee has informed the Company that the Audit Committee is reviewing or investigating, or that the Company’s independent auditors or its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxvii)                                Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxviii)                             Financial Statements.  The financial statements included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

(xxix)                                   No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the shares, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxx)                                      Investment Company Act.  The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxi)                                   Ratings.  No “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxii)                                PFIC Status.  Based on management estimates and projections of future operations and revenue, the Company does not believe that it will be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its current taxable year and does not expect to become a PFIC in the foreseeable future.

(xxxiii)                             OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury

Department (“OFAC”), the U.S. Department of Commerce, the U.S. State Department, the United Nations Security Council, the United Kingdom, the European Union or any other applicable sanctions authority; and the Company, to its knowledge after due inquiry, will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC, the U.S. Department of Commerce, the U.S. State Department, the United Nations Security Council, the United Kingdom, the European Union or any other applicable sanctions authority.

(xxxiv)                            Anti-corruption Laws; Money Laundering Laws; Sanctions.  Each of the Company, its subsidiaries, and to the Company’s knowledge, their affiliates and any of their respective officers, directors, supervisors, managers, agents, employees, and any other persons acting on its behalf, is not aware of, has not taken, and will not take any action, directly or indirectly, including its participation in the offering, that violates the following laws, has instituted and maintains policies and procedures whose effects are designed to ensure continued compliance with each of the following laws, and has maintained, and will continue to maintain, books and records as required by, and that ensure continued compliance with, each of the following laws:  (a) anti-corruption laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the Bribery Act 2010 of the United Kingdom, as amended, and the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term in defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or any other law, rule or regulation of similar purpose and scope applicable to the operations of the Company, its subsidiaries or its affiliates, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing economic sanction measures by the United States, United Nations Security

Council, European Union, United Kingdom or other relevant sanctions authority, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(xxxv)                               Taxes.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect); and the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxvi)                            Insurance.  The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are customary for the industry and geographic location in which they participate; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect, except in each case as set forth in or contemplated in the General Disclosure Package.

(xxxvii)                         Independent Petroleum Engineers.  Netherland, Sewell & Associates, Inc. (“NSAI”), who has delivered the letter referenced in Section 7(i) hereof (the “NSAI Letter”), was, as of the date(s) of the reports referenced in such letter, and is, as of the date hereof and as of each Closing Date, an independent engineering firm with respect to the Company.

(xxxviii)                      Information Underlying NSAI Reports.  The factual information underlying the estimates of the Company’s oil and natural gas reserves and resources, which was supplied by the Company to NSAI for the purposes of preparing the reserve and resource reports and estimates of the Company and preparing the NSAI Letter, including, without limitation, costs of operation and development and agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than intervening market commodity price fluctuations, and except as disclosed in the General Disclosure Package, the Company is not aware of any facts or circumstances that would result in a material adverse change in the estimates of the Company’s oil and natural gas resources, or the present value of future net cash flows therefrom, as reflected in the reports referenced in the NSAI Letter; the Company has no reason to believe that such estimates do not fairly reflect the oil and natural gas resources of the Company as of the dates indicated in each Registration Statement, the General Disclosure Package and the Final Prospectus (other than, in all cases, updates to previous reports prepared by NSAI and disclosed to the Underwriters).

(xxxix)                            XBRL Language.  The interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xl)                                                 Auditor Independence.  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(xli)                                              Payments in Foreign Currency.  Except as disclosed in the General Disclosure Package, under current laws and regulations of Bermuda and any political subdivision thereof, all payments pursuant to the terms of the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Bermuda dollars that may be converted into foreign currency and freely transferred out of Bermuda and all such payments made to holders thereof or therein who are non-residents of Bermuda will not be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(b)                                 Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i)                                                        Title to Securities.  Such Selling Shareholder (x) has, and immediately prior to each Closing Date (as defined in Section 3 hereof) will have, (i) valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date or (ii) a valid “security entitlement”

(within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) in respect of such Offered Securities, and (y) has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities (or security entitlements in respect of such Offered Securities) to be delivered by such Selling Shareholder on such Closing Date hereunder free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims arising under this Agreement.

(ii)                                                     Delivery, DTC.  Upon payment of the purchase price for the Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of certificates representing such Offered Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), together with a valid endorsement of such certificates to DTC or in blank, registration of such Offered Securities in the name of Cede or such other nominee and the crediting by book entry of such Offered Securities on the books of DTC to securities accounts (within the meaning of Section 8-501 of New York UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Offered Securities or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the New York UCC, (ii) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102 of the New York UCC) in respect of such Offered Securities, and (iii) to the extent governed by the provisions of Section 8-502 of the New York UCC, no action based on an “adverse claim” (as defined in Section 8-102 of the New York UCC) to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; it being understood that for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (A) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s constituent documents and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC,(C) appropriate book entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the New York UCC, (D) to the extent DTC, or any other securities intermediary which acts as a “clearing corporation” with respect to the Offered Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (E) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (F) if at any time DTC or other securities intermediary does not have sufficient Common Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Common Shares then held by DTC or such securities intermediary.

(iii)                                                  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Shareholder, except (A) such as have been obtained and made under the Act and (B) such as may be required under the Exchange Act or the rules and regulations thereunder, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of FINRA or The New York Stock Exchange.

(iv)                                                 Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Selling Shareholders of this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to any (A) statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of its properties, (B) any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or (C) the charter or bye-laws or analogous constituent documents of such Selling Shareholder that is not a natural person, except in the case of clauses (A) and (B) above, for such violations that would not, individually or in the aggregate, result in a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder; provided that no representation or warranty is made in this paragraph (iv) with respect to the antifraud provisions of the federal or state securities laws.

(v)                                                    Accurate Disclosure.  (A) On its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such representation and warranty made in this subsection (v) applies only to statements or omissions made in reliance upon and in conformity with the Selling Shareholder Information.  As used in this Agreement, the “Selling Shareholder Information” means information relating to a Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package or the Final Prospectus, it being understood and agreed that the only Selling Shareholder Information so furnished by such Selling Shareholder consists solely of the name and address of such Selling Shareholder, the number of shares owned and the number of shares proposed to be sold by such Selling Shareholder, and the information about such

Selling Shareholder appearing in the text corresponding to the footnote adjacent to such Selling Shareholder’s name on pages S-4 to and including S-5 under the caption “Selling Shareholders” in the General Disclosure Package and the Final Prospectus or any amendments or supplements thereto.

(vi)                                                 Authorization of Agreements.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(vii)                                              No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(viii)                                           Absence of Manipulation.  Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ix)                                                 No Free Writing Prospectuses.  Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities in violation of the Act or the regulations thereunder.

3.                                                Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Shareholder agrees, severally and not jointly, to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $9.33 per share, that number of Firm Securities obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule A hereto, as the case may be, by a fraction, the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Selling Shareholders will deliver the Firm Securities to or as instructed by the Underwriters for the accounts of the several Underwriters in a form reasonably acceptable to the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters as specified by the Selling Shareholders to the Underwriters at least 24 hours prior to the First Closing Date (as defined below), at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 9:00 A.M., New York time, on October 10, 2014, or at such other time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Simpson Thacher & Bartlett LLP described above at least 24 hours prior to the First Closing Date.

In addition, upon not less than one business day written notice from the Underwriters given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities.  The Selling Shareholders agree to sell, severally and not jointly, to the Underwriters the respective number of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Shareholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of the several Underwriters in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Underwriters to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Company and the Selling Shareholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriters but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The Selling Shareholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Underwriters for the accounts of the several Underwriters in a form reasonably acceptable to the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters as specified by the Selling Shareholders at the office of Simpson Thacher & Bartlett LLP described above.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Simpson Thacher & Bartlett LLP described above at a reasonable time in advance of such Optional Closing Date.

Without limiting the applicability of Section 3 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Offered Securities being sold by a Selling Shareholder, the Offered Securities being sold to such Underwriter shall not include any Common Shares attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

4.                                                Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.                                                Certain Agreements of the Company and the Selling Shareholders.  The Company agrees with the several Underwriters and the Selling Shareholders that:

(a)                                 Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus), in a form approved by the Underwriters, pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company will advise the Underwriters promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Underwriters of such timely filing.  The Company has complied and will comply with Rule 433.

(b)                                 Filing of Amendments:  Response to Commission Requests.  The Company will promptly advise the Underwriters of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without providing the Underwriters a reasonable opportunity to consent (other than by filing documents under the Exchange Act that are incorporated by reference therein); provided that in the case of filing documents under the Exchange Act that are incorporated by reference prior to the last day on which the Optional Securities may be purchased pursuant to Section 3 hereof or, if earlier, the Closing Date on which all Offered Securities have been purchased (the “Cut-Off Date”), the Underwriters shall have previously been furnished a copy of the proposed amendment or supplement); and the Company will also advise the Underwriters promptly of (i) the filing and effectiveness of any amendment or supplement of the Registration Statement or any Statutory Prospectus prior to the Cut-Off Date, (ii) any request by the Commission or its staff prior to the Cut-Off Date for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission prior to the Cut-Off Date of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  Notice of Material Changes.  Such Selling Shareholder will advise the Underwriters promptly, and if requested by the Underwriters, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any material change in Selling Shareholder Information.

(d)                                 Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(e)                                  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.  For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(f)                                   Furnishing of Prospectuses.  The Company will furnish to the Underwriters signed copies of the Registration Statement (including all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriters request.  The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement unless otherwise agreed by the Underwriters.  All other such documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)                                  Blue Sky Qualifications.  The Company will cooperate with the Underwriters for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters designate and to continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)                                 Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Underwriters and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) for a period of one year hereafter, such other information concerning the Company as the Underwriters may reasonably request (as long as such information is not publicly available at an insignificant cost).  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, it is not required to furnish such reports or statements to the Underwriters.

(i)                                     Payment of Expenses.  The Company agrees with the several Underwriters that the Company will pay all expenses incidental to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA (if any) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including 50% of the costs of the chartering of airplanes, the fees and expenses incident to listing the Offered Securities on The New York Stock Exchange and other national and foreign exchanges, and (v) the expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for the expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  Except as otherwise provided by this Agreement, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of their counsel.

(j)                                    [Reserved].

(k)                                 Absence of Manipulation.  The Company and the Selling Shareholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l)                                     Taxes.  The Selling Shareholders will, severally and not jointly, indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax arising under laws other than those of the United States, including any interest and penalties, on the sale or transfer of the Offered Securities to the Underwriters and on the execution and delivery of this Agreement.  All payments to be made by the Company and each Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company or such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(m)                             Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”):  (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase, or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriters.  These restrictions in this Section 5(m) shall not apply to (A) grants of restricted shares, restricted stock units, share options or other equity grants in accordance with the terms of an incentive plan existing on the Closing Date and described in the General Disclosure Package and the Final Prospectus, (B) the issuance of Securities upon the exercise of an option or warrant or the conversion of a security granted under an incentive plan existing on the Closing Date and described in the General Disclosure Package and the Final Prospectus and the exercise of such grants thereof; and (C) the filing of a registration statement on Form S-8 relating to the offering of Securities in accordance with the terms of an incentive plan existing on the Closing Date and described in the General Disclosure Package and the Final Prospectus; and (D) the registration of Securities pursuant to the terms of registration rights granted prior to the Company’s initial public offering and existing on the Closing Date. The Lock-Up Period will commence on the public offering date set forth on the Final Prospectus (the “Public Offering Date”) and continue and include the date 60 days after the Public Offering Date.

6.                                                Free Writing Prospectuses.  The Company and the Selling Shareholders represent and agree that, unless they obtain the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in

Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.                                                Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letter.  The Underwriters shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance acceptable to the Underwriters.

(b)                                 Filing of Prospectuses.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(c)                                  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the sole judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the sole judgment of the Underwriters, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on The New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the sole judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)                                 Opinions of Counsels for the Company.  The Underwriters shall have received (i) an opinion and 10b-5 letter, each dated such Closing Date, of Davis Polk & Wardwell LLP, U.S. counsel for the Company, (ii) an opinion, dated such Closing Date, of Conyers Dill & Pearman Limited, Bermuda counsel to the Company, (iii) an opinion, dated such Closing Date, of Kojo Bentsi-Enchill, Ghanaian counsel to the Company, and (iv) an opinion, dated such Closing Date, of Jason E. Doughty, Esq., General Counsel of the Company, each, in form and substance acceptable to the Underwriters.

(e)                                  Opinions of Counsels for the Selling Shareholders.  The Underwriters shall have received (i) an opinion, dated such Closing Date, of Davis Polk & Wardwell LLP, U.S. counsel for the Selling Shareholders listed on Schedule A hereto and (ii) an opinion, dated such Closing Date, of Walkers, Cayman counsel for the Selling Shareholders consisting of affiliates of The Blackstone Group L.P. listed on Schedule A hereto, each, in form and substance acceptable to the Underwriters.

(f)                                   Opinion of Counsel for Underwriters.  The Underwriters shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)                                  Officers’ Certificates.  The Underwriters shall have received a certificate, dated such Closing Date, (i) of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that:  (A) the representations and warranties of the Company in this Agreement are true and correct; (B) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (C) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, (D) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate; and (ii) a certificate of an authorized person on behalf of each Selling Shareholder, dated the Closing Date, to the effect that (A) the representations and warranties of each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (B) each Selling Shareholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed under this Agreement at or prior to the Closing Date.

(h)                                 Lock-Up Agreements.  On or prior to the date hereof, the Underwriters shall have received signed lockup letters in the form of Exhibit A hereto from each of the persons listed in Schedule D hereto.

(i)                                     NSAI Letter.  The Underwriters shall have received letters, dated, respectively, the date hereof and each Closing Date, of NSAI, in form and substance acceptable to the Underwriters.

(j)                                    Delivery of W-8 or W-9.  Each Selling Shareholder shall have delivered to the Underwriters, at least 24 hours prior to the First Closing Date, a properly completed and signed IRS Form W-8 or IRS Form W-9, as appropriate, together with all required amendments to such form.

The Company and the Selling Shareholder will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.  The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.                                                Indemnification and Contribution.  (a) Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with (i) written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (ii) any Selling Shareholder Information with respect to that Selling Shareholder.

(b)                                 Indemnification of Underwriters by Selling Shareholders.  The Selling Shareholders, severally and not jointly, will indemnify and hold harmless each

Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with the Selling Shareholder Information with respect to that Selling Shareholder, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate proceeds (less underwriters’ discounts and commissions, but before other expenses) to such Selling Shareholder from the Offered Securities sold by such Selling Shareholder.

(c)                                  Indemnification of Company and the Selling Shareholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Shareholder and each person, if any, who controls a selling shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the fourth paragraph, the second sentence of the sixth paragraph and the sixth, the twelfth and thirteenth paragraphs under the heading “Underwriting”.

(d)                                 Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand ,and the Underwriters, on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling

Shareholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (less underwriting discounts and commissions but before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), (1) no Selling Shareholder shall be required to contribute pursuant to this subsection (e), (i) unless such Selling Shareholder would have had indemnification obligations pursuant to subsection (b) above or (ii) any amount in excess of the amount by which such Selling Shareholder’s aggregate proceeds (less underwriter’s discounts and commissions, but before other expenses) received by it from the sale of the Offered Securities pursuant to this Agreement exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (2) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).  No Selling Shareholder shall have any liability under Section 8(b) and this Section 8(e), in the aggregate, in excess of such Selling Shareholder’s aggregate proceeds (less underwriting discounts and commissions, but before deducting expenses) received by it from the sale of the Offered Securities pursuant to this Agreement.

9.                                                [Reserved].

10.                                         Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders and the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any

Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.                                         Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telefaxed and confirmed to the Underwriters at Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attention:  Edward P. Tolley III, Esq., or, if sent to the Company, will be mailed or delivered and confirmed to it at Kosmos Energy Ltd., c/o Kosmos Energy, LLC, 8176 Park Lane, Suite 500, Dallas, TX 75231, Attention:  General Counsel, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention:  Richard D. Truesdell, Jr., Esq; or, if sent to any Selling Shareholder will be mailed, delivered or telegraphed and confirmed to them at the address set forth in the applicable footnote to the table under the heading “Selling Shareholders” in the Final Prospectus, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention:  Richard D. Truesdell, Jr., Esq; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.                                         Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.                                         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.                                         Absence of Fiduciary Relationship.  Each of the Company and each Selling Shareholder acknowledges and agrees that:

(a)                                 No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company or the Selling Shareholders on other matters;

(b)                                 Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Selling Shareholders following discussions and arms-length negotiations with the Underwriters and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose.  The Company and the Selling Shareholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

15.                                         Patriot Act Notice.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.                                         Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Selling Shareholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The obligations of the Company and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling

Shareholders, as applicable, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and the Selling Shareholders, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company and the Selling Shareholders one of the counterparts hereof, whereupon it will become a binding agreement, among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy
	Name:	W. Greg Dunlevy
	Title:	Executive Vice President and
Chief Financial Officer

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV L.P.

BY: BLACKSTONE MANAGEMENT ASSOCIATES (CAYMAN) IV L.P., ITS GENERAL PARTNER

BY: BCP IV GP L.L.C., ITS GENERAL PARTNER

BY:	/s/ David I. Foley
NAME: DAVID I. FOLEY
TITLE: SENIOR MANAGING DIRECTOR

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV-A L.P.

BY: BLACKSTONE MANAGEMENT ASSOCIATES (CAYMAN) IV L.P., ITS GENERAL PARTNER

BY: BCP IV GP L.L.C., ITS GENERAL PARTNER

BY:	/s/ David I. Foley
NAME: DAVID I. FOLEY
TITLE: SENIOR MANAGING DIRECTOR

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) IV-A L.P.

BY: BCP IV GP L.L.C., ITS GENERAL PARTNER

BY:	/s/ David I. Foley
NAME: DAVID I. FOLEY
TITLE: SENIOR MANAGING DIRECTOR

BLACKSTONE PARTICIPATION PARTNERSHIP (CAYMAN) IV L.P.

BY: BCP IV GP L.L.C., ITS GENERAL PARTNER

BY:	/s/ David I. Foley
NAME: DAVID I. FOLEY
TITLE: SENIOR MANAGING DIRECTOR

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) IV-A SMD L.P.

BY: BLACKSTONE FAMILY GP L.L.C., ITS GENERAL PARTNER

BY:	/s/ David I. Foley
NAME: DAVID I. FOLEY
TITLE: SENIOR MANAGING DIRECTOR

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.

By: Warburg Pincus Partners L.P., its General Partner
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name: David Krieger
Title: Partner

WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V.

By: Warburg Pincus Partners L.P., its General Partner
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name: David Krieger
Title: Partner

WP-WPIP INVESTORS, L.P.

By: WP-WPIP Investors LLC, its General Partner
By: Warburg Pincus Partners L.P., its Sole Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name: David Krieger
Title: Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By: Warburg Pincus Partners L.P., its General Partner
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name: David Krieger
Title: Partner

WARBURG PINCUS NETHERLANDS PRIVATE
EQUITY VIII I, C.V.

By: Warburg Pincus Partners L.P., its General Partner
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name: David Krieger
Title: Partner

WP-WPVIII INVESTORS, L.P.

By: WP-WPVIII Investors LLC, its General Partner
By: Warburg Pincus Partners L.P., its Sole Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name: David Krieger
Title: Partner

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Dylan C. Tornay
Name: Dylan C. Tornay
Title: Managing Director

SCHEDULE A

Selling Shareholders	Number of Firm Securities to be Sold	Number of Optional Securities to be sold
Blackstone Capital Partners (Cayman) IV L.P.	6,330,589	949,588
Blackstone Capital Partners (Cayman) IV-A L.P.	103,240	15,486
Blackstone Family Investment Partnership (Cayman) IV-A L.P.	162,720	24,408
Blackstone Participation Partnership (Cayman) IV L.P.	18,345	2,752
Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P.	135,106	20,266
Warburg Pincus Private Equity VIII, L.P.	3,997,542	599,631
Warburg Pincus Netherlands Private Equity VIII I, C.V.	115,871	17,381
WP-WPVIII Investors, L.P.	11,587	1,738
Warburg Pincus International Partners, L.P.	3,953,895	593,094
Warburg Pincus Netherlands International Partners I, C.V	165,000	24,750
WP-WPIP Investors, L.P.	6,105	916
Total	15,000,000	2,250,000

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased
Citigroup Global Markets Inc.	15,000,000	2,250,000

SCHEDULE C

1.                                      General Use Free Writing Prospectuses (including in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.                                      Other Information Included in the General Disclosure Package

The following information, conveyed orally, is also included in the General Disclosure Package:

Price to Public:	Price paid by each investor

Number of Securities Sold:	15,000,000

SCHEDULE D

LIST OF PERSONS SUBJECT TO LOCK-UP AGREEMENTS
PURSUANT TO SECTION 7(H)

Brian F. Maxted
W. Greg Dunlevy
Paul Dailly

Blackstone Capital Partners (Cayman) IV L.P.
Blackstone Capital Partners (Cayman) IV-A L.P.
Blackstone Family Investment Partnership (Cayman) IV-A L.P.
Blackstone Participation Partnership (Cayman) IV L.P.
Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P.
Warburg Pincus International Partners, L.P.
Warburg Pincus Netherlands International Partners I, C.V.
WP-WPIP Investors, L.P.
Warburg Pincus Private Equity VIII, L.P.
Warburg Pincus Netherlands Private Equity VIII I, C.V.
WP-WPVIII Investors, L.P.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Dear Sirs:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) among Kosmos Energy Ltd., a Bermuda exempted company (the “Company), the underwriters named in Schedule B to the Underwriting Agreement (the “Underwriters”) and the selling shareholders named in Schedule A to the Underwriting Agreement (the “Selling Shareholders”), providing for the public offering of common shares, par value $0.01 per share (the “Securities”), of the Company.  As an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriters.  In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement and continue and include the date 60 days after the Public Offering Date.

Notwithstanding the foregoing, the restrictions set forth herein shall not apply to (i) the transactions contemplated by the Underwriting Agreement (ii) any Securities acquired by the undersigned in the open market, (iii) the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans; provided that such restriction shall apply to any of the undersigned’s Securities issued upon such exercise, (iv) transfers of any Securities that are used for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans; (v) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provided that no sales of the undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, (vi) transfers as a bona fide gift or gifts or by testate succession or intestate distribution, (vii) transfers to a member or members of the undersigned’s immediate family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her immediate family, (viii) distributions or transfers to general or limited partners, members or shareholders of the undersigned, or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned or (ix) transfers to any corporation, partnership or other entity with whom the undersigned shares in common an investment manager or advisor, in each case who has discretionary investment authority with respect to the undersigned’s and such other entity’s investments pursuant to an investment management, investment advisory or similar agreement; provided that (1) in the case of any transaction pursuant to clauses (ii) and (v) through (ix), no public report or any filing with the Securities Exchange Commission, including in accordance with Section 16 of the Exchange Act or otherwise, will be made and the undersigned does not otherwise voluntarily effect any public report or any filing regarding such transactions (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) and (2) in the case of any transfer or distribution pursuant to clauses (vi) through (ix), each transferee or distributee shall execute and deliver to the Underwriters a lock-up letter in a form substantially equivalent to this Lock-Up Agreement.  For the purposes of this Agreement, “immediate family” shall have the corresponding meaning as such term is defined by the U.S. Securities and Exchange Commission.  In addition, the restrictions set forth herein shall not apply to (i) transactions relating to Securities executed under a Plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act in existence as of the date hereof providing for the transfer of Securities, and (ii) any pledge of Securities (the “Pledged Securities”) in existence as of the date hereof as collateral for a loan (or series of loans) provided to the undersigned, and any transfer of such Pledged Securities during the Lock-up Period resulting from foreclosure proceedings relating to such loan (or series of loans).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall automatically terminate and be of no further force and effect if (i) the Underwriters advise the Company, or the Company advises the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (ii) the Public Offering Date shall not have occurred on or before the date that is 30 days after the date of this Lock-Up Agreement or (iii) the Underwriting Agreement is terminated pursuant to its terms with respect to all (but not less than all) of the Offered Securities.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

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Very truly yours,

By:
Name: